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                                                                    EXHIBIT 99.1


                                POWER OF ATTORNEY


         The undersigned constitutes and appoints Robert F. Weber and Marc Mangoubi of Seyfarth Shaw LLP, and each of them, as the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign any and all (1) Forms 144 under the Securities Act of 1933 and Rule 144 thereunder, (2) Securities and Exchange Commission statements of beneficial ownership of securities on Forms 3, 4 and 5 as required under Section 16(a) of the Securities Exchange Act of 1934, and (3) Securities and Exchange Commission Schedule 13D or Schedule 13G beneficial ownership reports as required under Section 13(d) of the Securities Exchange Act of 1934, in each case relating to the securities of Cerus Corporation (the "Company"), and to file the same with all exhibits thereto and other documents in connection therewith, and all amendments thereto, with the Securities and Exchange Commission, the Company and any applicable securities exchange, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each act and thing requisite and necessary to be done under said Rule 144, Section 16(a) and Section 13(d), as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

         A copy of this power of attorney shall be filed with the Securities and Exchange Commission. The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorneys-in-fact.

         The authority granted hereby shall in no event be deemed to impose or create any duty on behalf of the attorneys-in-fact with respect to the undersigned's obligations to file Forms 144, Forms 3, 4 and 5, or Schedules 13D or 13G with the Securities and Exchange Commission.

Dated: February 18, 2004



                                            BAXTER INTERNATIONAL INC. and
                                            SUBSIDIARIES PENSION TRUST

                                            By: /s/ Charles W. Thurman
                                                --------------------------------
                                                Charles W. Thurman
                                                for Its Investment Committee